EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 28, 2024, with respect to the consolidated financial statements of Provident Financial Services, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Short Hills, New Jersey
May 30, 2024